EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 6, 2001, accompanying the financial statements of Proginet Corporation included in the Annual Report on Form 10-KSB for the fiscal year ended July 31, 2001, which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference in the Registration Statement of the aforementioned report.

Grant Thornton LLP

/s/ Grant Thornton LLP
September 28, 2001
Melville, New York